Exhibit 99.1

TEGAL CORPORATION REPORTS
SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS

Petaluma, Calif., November 10, 2005 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the Second Quarter Fiscal Year 2006, which ended September 30, 2005. Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Thursday, November 10, 2005. More information about the conference call is provided below.

Second Quarter Highlights

o

Revenues increased substantially during the second quarter of fiscal 2006 to $6.4 million, an increase of 28% from $5.0 million reported in the second quarter of fiscal 2005, and an increase of 110% from the $3.1 million recorded for the first quarter of fiscal 2006.

o

Tegal recorded a net loss for the second quarter of $2.7 million or ($0.04) per share, compared to a net loss of $2.5 million or ($0.05) per share for the same quarter one year ago, and a net loss of $2.5 million or ($0.05) per share in the first quarter of Fiscal 2006.

o

On a non-GAAP, proforma basis, Tegal was at cash break-even at an operating level, backing out from the operating loss of $2.9 million an equal amount of both non-recurring and non-cash charges for the quarter.

o	As a result of a positive stockholder vote held in September, the Company completed the second step of its private equity financing, raising a total of $18.2 million (net of fees and expenses).

o

Quarterly shipments included two re-certified advanced etch systems for the production of de-coupling capacitors for cell phones and wireless devices, a re-certified Endeavor PVD system for backside metallization and a number of both new and recertified 9xx plasma etch systems for various applications.

o

Subsequent to the end of the quarter, Tegal won an order to provide four new 6540 plasma etch systems to the Asia-Pacific production facility of a Tier 1 European manufacturer for the full-scale production of de-coupling capacitors for a new active-passive integrated device component for cell phones and wireless products.

“We are making substantial progress on our plan to turn this company around by increasing sales in existing products and markets, by managing our resources better, and by investing more intelligently in a select number of growth opportunities for the future,” said Thomas Mika, President & Chief Executive Officer of Tegal Corporation. “With an increasing backlog, I believe that we can look forward to a more stable revenue outlook that allows us to preserve our cash while still making investments in our new products.”

Financial Results

Revenues for the second quarter of fiscal 2006 were $6.4 million, an increase of 28% from the $5.0 million reported for the second quarter of fiscal 2005, and an increase of 110% from the $3.1 million recorded for the first quarter of fiscal 2006. Tegal reported a net loss for the second quarter of $2.7 million or ($0.04) per share compared to a net loss of $2.5 million or ($0.05) per share for the same quarter one year ago. Sequentially, the Company’s net loss increased from the prior quarter loss of $2.5 million or ($0.05) per share.

Gross profits for the second quarter of fiscal 2006 were 38% — the same as reported for the second quarter one year ago, but improved from the first quarter of fiscal 2006 of 22%.

Operating expenses for the second quarter of fiscal 2006 were $5.4 million, an increase from the $4.4 million reported one year ago and the $3.0 million reported last quarter. This resulted in operating losses of $2.9 million during the current quarter. However, the operating expenses for the second quarter included non-recurring expenses included in G&A expense related to lease termination and the recently completed financing ($0.8 million), substantial non-cash expenses related to warrants and stock grants that vested during the quarter ($1.7 million), and normal non-cash depreciation and amortization expense ($0.4 million). On a non-GAAP, proforma basis, the Company’s operating loss of $41 thousand represents a substantial reduction compared to the same quarter last year as well as the first quarter of fiscal 2006.

“We are reporting non-GAAP proforma results to show investors that we have made substantial progress toward achieving cash break-even at an operating level during this quarter — a stated goal for this fiscal year,” said Christine Hergenrother, Vice President and Chief Financial Officer of Tegal. “We would like to achieve break-even at lower revenue levels, but to do so may require some additional strategic one-time expenses.”

Cash and equivalents at the end of the second quarter of fiscal 2006 were $18.2 million compared to $3.2 million in the first quarter. Accounts receivable increased by $2.6 million to $5.3 million, while inventories remained flat. Borrowings were negligible at $46 thousand, down from $83 thousand in the prior quarter. Accounts payable declined by $0.5 million to $3.1 million.

Total shares outstanding as of November 10, 2005 are 83,951,613.

Investor Conference Call

Tegal Corporation will discuss these results and further details of its second quarter of fiscal 2006 during a conference call today, November 10, 2005, at 5:00 p.m. EST / 2:00 p.m. PST. The call is open to all interested investors. The call-in numbers are (866) 203-3206 or (617) 213-8848. For either dial-in number, investors should reference Tegal or reservation number: 10481480. A digital recording will be made available one hour after the completion of the conference call, and it will be accessible through midnight on Thursday, November 17, 2005. To access, investors should call (888) 286-8010 or (617) 801-6888 and enter passcode: 67110221.

The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com. An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Safe Harbor Statement

Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company’s products and services. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. For a further discussion of these risks and uncertainties, please refer to the Company’s periodic filings with the Securities and Exchange Commission.

About Tegal

Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices. Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents. Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com. [GRAPHIC OMITTED]

Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
Nagle & Ferri Investor Relations
Frank Nagle or Bob Ferri, 415/575-1999

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30, 2005 ———————	March 31, 2005 ——————
ASSETS
Current assets:
Cash and cash equivalents	$18,201	$7,093
Accounts receivable, net of allowances for sales returns and doubtful accounts of $92 and $533 at September 30, and March 31, 2005 respectively	5,332	1,897
Inventories	6,050	5,140
Prepaid expenses and other current assets	1,099	641

Total current assets	30,682	14,771
Property and equipment, net	2,965	3,342
Intangible assets, net	1,633	1,796
Other assets	166	183

Total assets	$35,446	$20,092

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and bank lines of credit	$46	$159
Accounts payable	3,107	3,607
Accrued product warranty	315	252
Deferred revenue	434	122
Accrued expenses and other current liabilities	2,867	2,575

Total current liabilities	6,769	6,715
Long-term portion of capital lease obligations	7	13
Other long term obligations	38	64

Total long term liabilities	45	77

Total liabilities	6,814	6,792
Commitments and contingencies (Note 6)	6,295	—

Total liabilities and contingent liabilities	13,109	6,792
Stockholders' equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 200,000,000 shares authorized; 83,951,613 and 52,843,520 shares issued and outstanding at September 30, 2005 and March 31, 2005 respectively	840	528
Restricted Share Units	1,280	—
Deferred Compensation	(276)	—
Additional paid-in capital	111,671	99,156
Accumulated other comprehensive income (loss)	284	(110)
Accumulated deficit	(91,462)	(86,274)

Total stockholders' equity	22,337	13,300

Total liabilities and stockholders' equity	$35,446	$20,092

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30, ——————————		Six Months Ended September 30, ——————————
	2005 ————	2004 ————	2005 ————	2004 ————
Revenue	$6,406	$4,988	$9,458	$8,429
Cost of sales	3,963	3,087	6,340	5,728

Gross profit (loss)	2,443	1,901	3,118	2,701

Operating expenses:
Research and development	1,211	1,539	2,387	2,665
Sales and marketing	757	876	1,401	1,526
General and administrative	3,398	1,992	4,638	3,593
In Process Research and Development	—	—	—	1,653

Total operating expenses	5,366	4,407	8,426	9,437

Operating loss	(2,923)	(2,506)	(5,308)	(6,736)
Other income (expense), net	242	5	120	(2,090)

Net loss	$(2,681)	$(2,501)	$(5,188)	$(8,826)

Net loss per share, basic and diluted	$(0.04)	$(0.05)	$(0.09)	$(0.20)

Shares used in per share computations:
Basic	62,729	45,804	55,297	43,808
Diluted	62,729	45,804	55,297	43,808

Reconciliation from GAAP to non-GAAP Measures of Performance

	Three Months Ended September 30, ————————		Six Months Ended September 30, ————————
	2005 ———	2004 ———	2005 ———	2004 ———
Reported operating loss	(2,923)	(2,506)	(5,308)	(6,736)
Expenses related to lease termination and financing (reported in G&A
expense)	777	—	777	—
Non-cash warrants and restricted stock units	1,712	135	1,796	174
Non-cash depreciation and amortization	393	374	678	711

Non-GAAP Operating Loss	(41)	(1,997)	2,057)	(5,851)